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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan of Genetronics Biomedical Corporation of our report dated February 1, 2002, except for the third paragraph of Note 21, as to which the date is March 7, 2002, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation included in its Annual Report (Form 10-K) for the nine months ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP

San Diego, California
September 20, 2002